Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE/FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Hiner, President, Secretary, Treasurer and Director of Crown Oil & Gas Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(a)

the quarterly report on Form 10-QSB of the Company, for the fiscal period ended February 29, 2008, and to which this certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ John Hiner
Name:	John Hiner
Title:	President (Principal Executive Officer), Secretary, Treasurer (Principal Accounting Officer) and Director

Date:	April 14, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-QSB to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of this Form 10-QSB), irrespective of any general incorporation language contained in such filing.